Exhibit 99.1

News Release

For Immediate Release	Investor Contact: W. Mark Tatterson
May 10, 2024	Chief Financial Officer (800) 445-1347 ext. 8716 Media Contact: Jacquie Toppings VP, Director of Communications Jacquie.Toppings@bankwithunited.com

United Bankshares, Inc. to Acquire Piedmont Bancorp, Inc.

Merger will bring together two high-performing banking companies, strengthen United’s growing presence in the Southeast

Washington, D.C. and Peachtree Corners, Ga. – United Bankshares, Inc. (“United”) (NASDAQ: UBSI), the parent company of United Bank, and Piedmont Bancorp, Inc. (“Piedmont”), the parent company of The Piedmont Bank, today announced they have entered into a definitive merger agreement under which United will acquire Piedmont. This merger will bring together two high-performing banking companies and strengthen United’s position in the Mid-Atlantic and Southeast, making United the 39th largest banking company in the U.S. based on market capitalization. This transaction represents United’s 34th acquisition.

“We are excited to bring these two great companies together,” said Richard M. Adams, Jr., CEO of United Bankshares, Inc. “We share similar commitments to serving our customers and communities with a relationship-focused approach. The greater Atlanta area is the perfect addition to UBSI’s footprint, and we look forward to being a part of the vibrant and fast-growing communities there.”

The combined organization will have more than $32 billion in assets and a network of over 240 locations across eight states and Washington, D.C., in some of the most desirable banking markets in the nation. Piedmont, headquartered in Peachtree Corners, Ga., has assets of approximately $2.1 billion and 16 locations.

Pursuant to the merger agreement, United will acquire 100% of the outstanding shares of Piedmont in exchange for common shares of United. The exchange ratio will be fixed at 0.300 of United’s shares for each share of Piedmont, resulting in an aggregate transaction value of approximately $267 million. The merger has been approved by the Boards of Directors of both companies.

“Piedmont is thrilled to join the United Bank family,” said Monty Watson, Chairman and CEO, The Piedmont Bank. “We believe this merger will allow us to better serve our current customers and reach new audiences with enhanced products and services, all while maintaining our personalized community bank approach.” Monty Watson will serve as Regional President responsible for Georgia operations at United upon the closing of the merger.

The merger is expected to close late in the fourth quarter of 2024 or early in the first quarter of 2025, subject to the satisfaction of customary closing conditions, including approval by the shareholders of Piedmont and the receipt of required regulatory approvals which at the Federal level include the approval of the Federal Reserve. Piedmont will merge into United, and The Piedmont Bank will merge into United Bank, with United and United Bank being the surviving entities.

Raymond James served as financial advisor and Bowles Rice LLP and Sullivan & Cromwell LLP served as legal counsel to United.

Piper Sandler & Co. and Burke Stelling Group, LLC served as financial advisors to Piedmont, and Burke Stelling Group provided a fairness opinion. Alston & Bird LLP served as legal counsel to Piedmont.

About United Bankshares, Inc.

As of March 31, 2024, United had consolidated assets of approximately $30 billion. United is the parent company of United Bank, which comprises more than 225 offices located throughout Washington, D.C., Virginia, West Virginia, Maryland, North Carolina, South Carolina, Ohio, Pennsylvania, and Georgia. United’s stock is traded on the NASDAQ Global Select Market under the quotation symbol “UBSI”.

About Piedmont Bancorp, Inc.

Piedmont is a $2.1 billion asset bank holding company headquartered in Peachtree Corners, Ga. Through its subsidiary, The Piedmont Bank, Piedmont operates 16 locations in the Atlanta area and North Georgia dedicated to exceptional service and innovative products for both business and personal banking.

Forward Looking Statements

This presentation and statements made by United Bankshares, Inc. (“United”), and its management contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Piedmont Bancorp, Inc. (“Piedmont”) and United (the “Merger”), including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) United’s and Piedmont’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” “will,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective managements of United and Piedmont and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of United and Piedmont. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of United and Piedmont may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the Merger may not be obtained on the proposed terms or on the anticipated schedule or may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction; (5) the shareholders of Piedmont may fail to approve the Merger; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which United and Piedmont are engaged; (7) the possibility of increased scrutiny by, and/or additional regulatory requirements of, governmental authorities as a result of the transaction or the size, scope and complexity of United’s business operations following the Merger; (8) competitive pressures on product pricing and services; (9) success, impact, and timing of United’s business strategies, including market acceptance of any new products or services; (10) disruption from the Merger making it more difficult to maintain relationships with employees, customers or other parties with whom United and Piedmont have business relationships; (11) diversion of management time on Merger-related issues; (12) risks relating to the potential dilutive effect of the shares of United common stock to be issued in the Merger; (13) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the transaction; (14) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the transaction or the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (15) the outcome of any legal proceedings that may be instituted against United or Piedmont; (16) general competitive, economic, political and market conditions and other factors that may affect future results of United and Piedmont, including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms; (17) uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; (18) volatility and disruptions in global capital and credit markets; and (19) the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in United’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Internet site (http://www.sec.gov).

United and Piedmont caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to United or Piedmont or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. United and Piedmont do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Additional Information About the Merger and Where to Find It

Shareholders of United and Piedmont and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 that United will file with the SEC in connection with the proposed Merger because it will contain important information about United, Piedmont, the Merger, the persons soliciting proxies in the Merger and their interests in the Merger and related matters. The Merger will be submitted to Piedmont’s shareholders for their consideration. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval in favor of the Merger, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Investors will be able to obtain all documents filed with the SEC by United free of charge at the SEC’s Internet site (http://www.sec.gov). In addition, documents filed with the SEC by United will be available free of charge from the Corporate Secretary of United Bankshares, Inc., 514 Market Street, Parkersburg, West Virginia 26101 telephone (304) 424-8800. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing United’s website at www.ubsi-inc.com under the tab “Financials” and then under the heading “SEC Filings”. You are urged to read the proxy statement/prospectus carefully, once it becomes available, before making a decision concerning the Merger.

Participants in the Transactions

United, Piedmont and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from Piedmont’s shareholders in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Piedmont’s shareholders in connection with the proposed Merger will be set forth in the proxy statement/prospectus when it is filed with the SEC.

You can find information about the executive officers and directors of United in its Annual Report on Form 10-K for the year ended December 31, 2023 and in its definitive proxy statement filed with the SEC on April 2, 2024.

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